                                                            EXHIBIT 10.9






                             EMPLOYMENT AGREEMENT

                                 TABLE OF CONTENTS
                                 -----------------
                                                                     PAGE NO.
                                                                     --------
1.  Employment.......................................................    1
      1.1    Term....................................................    1
      1.2    Title; Reporting; Policies..............................    1
             1.2.1  Title; Duties....................................    1
             1.2.2  Reporting........................................    1
             1.2.3  Policies.........................................    1
      1.3    Place; Travel...........................................    1
             1.3.1  Place of Employment..............................    1
             1.3.2  Travel...........................................    1
      1.4    Exclusive; Outside Activities...........................    2
      1.5    Consulting Services.....................................    2

2.  Compensation and Benefits........................................    3
      2.1    Base Salary.............................................    3
      2.2    Bonuses.................................................    3
      2.3    Benefit Plans...........................................    3
      2.4    Expenses................................................    3
      2.5    Car.....................................................    3
      2.6    D&O Insurance...........................................    3
      2.7    Vacation................................................    3
      2.8    Indemnity...............................................    4
      2.9    Section 162(m) of the Code..............................    4

3.  Termination......................................................    4
      3.1    By Company..............................................    4
             3.1.1  Death............................................    4
             3.1.2  Unavailability...................................    4
             3.1.3  Good Cause.......................................    4
             3.1.4  Without Cause....................................    4
      3.2    By Employee.............................................    4
      3.3    Notice of Termination...................................    4
      3.4    Effect of Termination...................................    5
             3.4.1 Death; Unavailability; Good Cause; or
                   Termination by Employee Without Good Reason.......    5

             3.4.2  Without Good Cause or for Good Reason............    5
             3.4.3  Waiver...........................................    5
             3.4.5  Mitigation.......................................    6
             3.4.6  Effect on Benefit Programs.......................    6
             3.4.7  Cooperation......................................    6
      3.5    Best Payment Provision..................................    6



                                      (i)

                                 TABLE OF CONTENTS
                                 -----------------
                                                                     PAGE NO.
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
4.  Other Agreements.................................................    7
      4.1    Confidential Information; etc...........................    7
             4.1.1  Confidential Information.........................    7
             4.1.2  Clients; Employees...............................    7
             4.1.3  Publications.....................................    7
             4.1.4  Documents........................................    7
      4.2    Work Product............................................    8
             4.2.1  Ownership of Work Product........................    8
             4.2.2  Nonassignable Section 2870 Inventions............    8
             4.2.3  Employee Disclosure Obligation...................    8
      4.3    Insurance...............................................    9
      4.4    Assistance in Litigation................................    9
      4.5    Withholding Taxes.......................................    9
      4.6    Medical Examination.....................................    9

5.  Dispute Resolution...............................................    9
      5.1    Dispute Resolution......................................    9
      5.2    Rights and Remedies Upon Breach.........................   10
             5.2.1  SPECIFIC PERFORMANCE.............................   10
             5.2.2  ACCOUNTING.......................................   10
             5.2.3  SEVERABILITY OF COVENANTS........................   10
             5.2.4  BLUE-PENCILING...................................   10
             5.2.5  ENFORCEABILITY IN JURISDICTIONS..................   11
      5.3    Prevailing Party........................................   11
      5.4    Successor...............................................   11

6.  General Provisions...............................................   11
      6.1    Assignment..............................................   11
      6.2    Amendments; Waivers.....................................   11
      6.3    Integration.............................................   11
      6.4    Interpretation; Governing Law...........................   12
      6.5    Headings................................................   12
      6.6    Counterparts............................................   12
      6.7    Successors and Assigns..................................   12
      6.8    Expenses................................................   12
      6.9    Representation by Counsel; Interpretation...............   12
      6.10   Time is of the Essence..................................   12
      6.11   Notices.................................................   12


                                      (ii)

                                 TABLE OF CONTENTS
                                 -----------------
                                                                  PAGE NO.
                                                                  --------

Exhibit A   -   Defined Terms                                       A-1
Exhibit B   -   Bonuses--Base Case & Downside Case                  B-1
Exhibit C   -   Employee-Owned Invention Notification               C-1

                                     (iii)

                       EMPLOYMENT AGREEMENT
                       --------------------


     This Employment Agreement is entered into as of February 14, 1997 by and between HCC Industries Inc., a Delaware corporation (the "COMPANY") and Richard
L. Ferraid ("EMPLOYEE"). The parties agree as follows. The capitalized terms on EXHIBIT A have the meanings respectively assigned to them, which apply equally to the singular and plural forms of the terms.


                         1.  EMPLOYMENT
                             ----------
1.1  TERM. The Company agrees to employ Employee for the Term, and Employee
     ----
     accepts such employment.

1.2  TITLE; REPORTING; POLICIES.
     --------------------------

    1.2.1      TITLE; DUTIES. Employee will serve as President of Glasseal
               -------------
               Products, Inc., a New Jersey corporation and subsidiary of the Company. Employee will faithfully perform the duties of Employee's office to the best of Employee's ability. Employee will have such duties and responsibilities as are generally consistent with such position in a company of comparable present and projected size. Employee will also serve without additional compensation in such executive capacities for one or more direct or indirect subsidiaries of the Company as the Board from time to time requests. Employee will also, subject to Employee's election as such, serve as a member of the Board, as well as a member of any committee of the Board to which Employee may be elected or appointed.

     1.2.2     REPORTING. Employee will report directly to the President of the
               ---------
               Company and will be subject to the direction of the Board and to such limits on Employee's authority as the Board from time to time imposes.

     1.2.3     POLICIES. Employee will be subject to and comply with the
               --------
               policies, standards and procedures generally applicable to senior executives of the Company from time to time.

1.3  PLACE; TRAVEL.
     -------------
     1.3.1     PLACE OF EMPLOYMENT. Employee will be based at the Company's
               -------------------
               principal executive offices in New Jersey.

     1.3.2     TRAVEL. Employee will be expected to engage in frequent travel as
               ------
               is required for the proper discharge of Employee's duties.

1.4  EXCLUSIVE; OUTSIDE ACTIVITIES. Employee will devote full and exclusive
     -----------------------------
     business time to the Company. The foregoing will not prohibit Employee from: (a) passive ownership of real or personal property; (b) owning less than 5% of any class of securities of a corporation that is publicly held;
     (c) owning any class of securities of or being a partner in any other corporation or business not competing directly or indirectly with the Company or providing goods or services to the Company if, in each case, (x) such interests are held for investment, (y) Employee does not become involved in active management of an operating business, and (z) such ownership or management does not materially interfere with the performance of Employee's duties. Employee may also hold directorships or similar positions with nonprofit, charitable, community or other similar organizations, so long as such activities do not materially interfere with the performance of Employee's duties. Any other directorships or similar positions must be approved by the Board, which approval will not be unreasonably withheld.

1.5  CONSULTING SERVICES. Following any Date of Termination, in the Company's
     -------------------
     sole discretion, the Company may retain Employee to serve as an exclusive consultant to the Company in the hermetic seal business for two (2) years (the "CONSULTING PERIOD"). During the Consulting Period, Employee will, at reasonable times and places, taking into account any other employment or activities Employee may then have, be available to consult with and advise the officers, directors and other representatives of the Company on any subjects that were within Employee's scope of duties during the Term. Employee will not be required to devote more than five (5) days per month to such consulting services, which five (5) days shall be subject to Employee's approval. Such commitment shall not be cumulative to the extent Employee does not provide services in any month. Employee will receive a monthly fee during the Consulting Period equal to one-twenty-fourth (1/24) of Employee's Base Salary in effect as of the Date of Termination if there has not been a Triggering Event. If there has been a Triggering Event, such monthly payments will cease and Employee will not receive any other separate compensation during the Consulting Period, since the aggregate of the other payments required under this Agreement and other benefits provided to Employee are intended in part to compensate Employee for the exclusive consulting services set forth in this Section. During the Consulting Period, Employee will be deemed to be an independent contractor, not an employee of the Company. During the Consulting Period, Employee shall not render services, advice or financing directly or indirectly for any business enterprise that competes directly or indirectly with the Company in the business of designing, manufacturing, servicing, distributing and selling hermetic seals, including, among others, glass to metal seals, in, among others, the automotive, defense, aviation, aerospace, petrochemical, telecommunications and process control industries in any county in the State of California, the names of all of which are deemed hereby to be specifically included herein by this reference, throughout the United States and North America, and anywhere else in the world.

                 2.  COMPENSATION AND BENEFITS
                     -------------------------

2.1  BASE SALARY. Employee will be paid the Base Salary during the Term in
     -----------
     accordance with the Company's policies.

2.2  BONUSES. If in any annual fiscal period during the term of this Agreement,
     -------
     (i) the EBITDA of the Company equals at least the amount set forth on the "Downside Case" for such period on EXHIBIT B, Employee will be entitled to receive an annual bonus for such period equal to 25% of the Base Salary for such period or (ii) the EBITDA of the Company equals or exceeds the amount set forth on the "Base Case" for such period on EXHIBIT B, Employee will be entitled to receive an annual bonus equal to 35% of the Base Salary for such period; provided, that if the EBITDA of the Company exceeds the amount set forth on the "Downside Case" but does not equal or exceed the amount set forth on the "Base Case" for such period on EXHIBIT B, Employee will be entitled to receive an annual bonus for such period of between 25% and 35% of the Base Salary for such period, prorated based upon the amount that the EBITDA of the Company exceeds the amount set forth on the "Downside Case."

2.3  BENEFIT PLANS. During the Term, to the extent prior to December 23, 1996
     -------------
     that the Employee had participated in a particular Benefit Program (or plan substantially similar thereto), Employee will be entitled to participate in Benefit Programs substantially similar to the Benefit Programs in which Employee participates on the date hereof.

2.4  EXPENSES. The Company will pay or reimburse Employee for reasonable travel,
     --------
     entertainment or other expenses Employee incurs on behalf of the Company in connection with the performance of Employee's duties if such expenses were of the nature that were reimbursed by the Company to employee prior to December 23, 1996. Any such expenses must be either specifically authorized by the Company or incurred in accordance with Company policies. Employee must furnish the Company with evidence relating to such expenses as the Company requires to substantiate such expenses for tax and accounting purposes.

2.5  CAR. To the extent prior to December 23, 1996 that the Company had provided
     ---
     a car to Employee, the Company will provide a car or reimburse Employee for car expenses and will provide maintenance and insurance in each case, in a manner consistent with present practice of the Company.

2.6  D&O INSURANCE. The Company will furnish Employee with the same Directors'
     -------------
     and Officers' liability insurance furnished to other executive officers from time to time, and use reasonable efforts to name Employee as a named insured for four (4) years after the Term ends.

2.7  VACATION. Employee will be entitled to paid vacation in accordance with the
     --------
     Company's policies applicable to other executive officers of the Company. Such vacation will be taken at such time during each year as may be mutually agreed upon by the Company and Employee.

2.8  INDEMNITY. To the fullest extent permitted by applicable law, as from time
     ---------
     to time in effect, the Company will indemnify Employee and hold Employee harmless for any acts or decisions made in good faith in performing services for the Company. If Employee is a party to a definitive indemnification agreement with the Company, the foregoing sentence will not be applicable.

2.9  SECTION 162(M) OF THE CODE. Notwithstanding anything to the contrary in
     --------------------------
     this Agreement, any payment under this Agreement that is not deductible because of Section 162(m) of the Code will not be paid until the first day that it is deductible. Any such deferred payment will bear interest at the short term federal rate determined under the Code.


                        3.  TERMINATION
                            -----------
3.1  BY COMPANY. The compensation and other benefits provided to Employee under
     ----------
     this Agreement, and the employment of Employee by the Company, can be terminated prior to the expiration of the Term only as set forth in this
     Section 3.1.

     3.1.1     DEATH. All payments and benefits under this Agreement will
               -----
               terminate upon Employee's death.

     3.1.2     UNAVAILABILITY. Employee's employment will terminate upon the
               --------------
               date as of which Employee is Unavailable, without further action or notice by the Company.

     3.1.3     GOOD CAUSE. Employee's employment will terminate upon a
               ----------
               determination that there is Good Cause for such termination.

     3.1.4     WITHOUT CAUSE. The Board has the right to terminate Employee's
               -------------
               employment at any time, with or without Good Cause.

3.2  BY EMPLOYEE. Employee can terminate employment under this Agreement if
     -----------
     Employee has established Good Reason under the terms of this Agreement.

3.3  NOTICE OF TERMINATION. Any termination by the Company for Good Cause, or by
     ---------------------
     Employee for Good Reason, will be communicated by Notice of Termination to the other party hereto. A "NOTICE OF TERMINATION" will (a) indicate the specific termination provision in this Agreement relied upon, (b) to the extent applicable, set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under such provisions and (c) if the Date of Termination is other than the date of receipt of such notice, specify the termination date (which date shall be not more than 15 days after the giving of such notice). The failure by Employee or the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Good Reason or Good Cause will not waive any right of Employee or the Company hereunder or preclude Employee or the Company from asserting such fact or circumstance in enforcing Employee's or the Company's rights hereunder.

3.4  EFFECT OF TERMINATION.
     ---------------------

     3.4.1     DEATH; UNAVAILABILITY; GOOD CAUSE; OR TERMINATION BY EMPLOYEE
               -------------------------------------------------------------
               WITHOUT GOOD REASON . If during the Term Employee dies, becomes
               -------------------
               Unavailable, is terminated for Good Cause, or resigns without Good Reason, the Company will pay to Employee (or Employee's estate) the sum of Employee's Base Salary and, in the case of Employee's Termination on account of Employee's death or Unavailability, Earned and Unpaid Bonuses, to which Employee was entitled through the Date of Termination and any other previously earned but unpaid compensation (excluding accrued bonuses other than, in the case of Death or Unavailability, Earned and Unpaid Bonuses) under this Agreement, in each case to the extent not previously paid (the "ACCRUED OBLIGATIONS"). The Accrued Obligations will be paid in a lump sum in cash within thirty (30) days after the Date of Termination. If employment is terminated due to Disability, Employee will, while Disabled, continue to participate in any insurance programs that are part of the Benefit Programs to the extent that such continued participation is possible under their terms. All accruals or vesting of benefits will terminate as of the Date of Termination.

     3.4.2     WITHOUT GOOD CAUSE OR FOR GOOD REASON. If during the Term
               -------------------------------------
               Employee's employment is terminated by the Company for any reason other than Employee's death, Unavailability or Good Cause, or by Employee for Good Reason, the Company will pay to Employee the Base Salary and any Earned and Unpaid Bonuses to which Employee would have been entitled for the remainder of the Term. Employee will also be entitled to continue to participate in any insurance programs that are part of the Benefit Programs, as though Employee remained an employee, for such period. Such amounts will be paid or provided to Employee at such times and in such manner as they would have been paid or provided if no such termination had occurred. If Employee becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein will be secondary to those provided under such other plan during such applicable period of eligibility.

     3.4.3     WAIVER . If Employee elects to receive the payments, and accepts
               ------
               the payments, set forth in this Section 3.4, Employee agrees that such payments will constitute Employee's sole and exclusive right and entitlement in connection with Employee's employment by the Company and the termination of such employment and any and all matters related to or arising in connection with such employment. Employee's acceptance of such amounts will release the Company and its affiliated entities (including all directors, officers, employees and agents) from any claims that Employee might otherwise have or assert in connection with such matters. In addition, the Company is entitled to condition such payment on Employee's execution of a normal release. If Employee desires to pursue or enforce any such rights, entitlements or remedies that would otherwise be waived and released, then Employee must refuse the payments provided for in Section 3.4 in their entirety. If Employee accepts such payments, Employee will be deemed to have agreed to the foregoing exclusivity of rights and waiver of claims.

     3.4.4     STOCKHOLDERS AGREEMENT. The Company and the Employee shall be
               ----------------------
               subject to the "put" and "call" agreements set forth in the Stockholders Agreement.

     3.4.5     MITIGATION. Employee shall have no obligation to seek or accept
               ----------
               employment elsewhere after any termination under this Agreement pursuant to Section 3.4.2. Additionally, if Employee accepts employment elsewhere after any termination under this Agreement pursuant to Section 3.4.2, the Company will have no right to offset any amounts paid to Employee from such other employment during the remaining term hereof, including any benefits to which Employee is entitled under the other company's benefit plans and programs.

     3.4.6     EFFECT ON BENEFIT PROGRAMS. The termination of this Agreement
               --------------------------
               will not affect any vested rights that Employee may have at the Date of Termination under any Benefit Program.

     3.4.7     COOPERATION. Following termination of employment with the Company
               -----------
               for any reason, Employee will cooperate with the Company, as reasonably requested by the Company, to effect a transition of Employee's responsibilities and to ensure that the Company is aware of all matters being handled by Employee. Employee will, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any legal or quasi-legal, proceeding, including any external or internal investigation, involving the Company or any of its affiliates or in which any of them is, or may become, a party.

3.5  BEST PAYMENT PROVISION. If the vesting of any option or the Contingent
     ----------------------
     Bonus upon a Change of Control alone or together with all other payments and the value of any benefit received or to be received by Employee in connection with a Change of Control or the termination of the Employee's employment (whether pursuant to this Agreement or any other Plan, arrangement or agreement with the Company, any entity whose actions result in a Change of Control or any entity affiliated with the Company or such entity) would result in all or a portion of such payment to be subject to excise tax under Section 4999 of the Internal Revenue Code, then Employee's payment under this Agreement and the Contingent Bonus Plan and Award Agreement will be either (a) the full payment provided that the shareholder approval requirements described in Section 280G(b)(5)(A)(ii) and (b)(5)(B) and the Treasury Regulations thereunder are met with respect to such payment or (b), if such shareholder approval requirement is not met, such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Internal Revenue Code. All determinations required to be made under this Section will be made by Coopers & Lybrand or any other nationally recognized accounting firm that is the Company's outside auditor at the time of such determination, which firm must be reasonably acceptable to Employee (the "ACCOUNTING FIRM"). The Company will cause the Accounting firm to provide detailed supporting calculations of its determinations to the Company and Employee. Notice must be given to the Accounting Firm within fifteen (15) business days after an event entitling Employee to a payment under this Agreement. All fees and expenses of the Accounting Firm will be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).


                      4.  OTHER AGREEMENTS
                          ----------------
4.1  CONFIDENTIAL INFORMATION; ETC.
     -----------------------------

     4.1.1     CONFIDENTIAL INFORMATION. Employee will hold all Confidential
               ------------------------
               Information in a fiduciary capacity for the benefit of the Company. After termination of Employee's employment, Employee will not, without the prior written consent of the Company or as may otherwise be required by court order, communicate or divulge any such Confidential Information to anyone other than the Company and those designated by it.

     4.1.2     Clients; Employees. During the Term and Consulting Period, and
               ------------------
               afterwards for a period of two (2) years, Employee will not (a) solicit customers, suppliers or clients of the Company to reduce or discontinue their business with the Company or to engage in business with any competing entity or (b) attempt to induce any employee of the Company to leave such employment.

     4.1.3     PUBLICATIONS. If Employee desires to publish the results of
               ------------
               Employee's work for or experiences with the Company through literature, interviews or speeches, Employee will submit requests for such interviews or such literature or speeches to the Board at least thirty (30) days before any anticipated dissemination of such information for a determination of whether such disclosure is in the best interests of the Company. Employee will not publish, disclose or otherwise disseminate such information without the prior written approval of the Company.

     4.1.4     DOCUMENTS. On the Date of Termination, Employee shall deliver to
               ---------
               the Company and not keep or deliver to anyone else any and all notes, notebooks, memoranda, documents, regardless of whether such materials are in hard copy form or on computer disks, and, in general, any and all material, relating to the

               Company's business. Employee shall not retain any such materials without prior written approval by the Company.

4.2  WORK PRODUCT.
     ------------
     4.2.1     OWNERSHIP OF WORK PRODUCT. If Employee conceives of, discovers,
               -------------------------
               invents or creates inventions, improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "WORK PRODUCT"), or receives information about business opportunities for the Company, unless Company otherwise agrees in writing, all of the foregoing will be owned by and belong exclusively to Company and that Employee will have no personal interest therein, if they are either related in any manner to the business (commercial or experimental) of Company, or are, in the case of Work Product, conceived or made on Company's time or with the use of Company's facilities or materials, or, in the case of business opportunities, are presented to Employee for the possible interest or participation of Company. Employee will further, unless Company otherwise agrees in writing, (a) promptly disclose any such Work Product and business opportunities to Company; (b) assign to Company, upon request and without additional compensation, the entire rights to such Work Product and business opportunities; (c) sign all papers necessary to carry out the foregoing; and (d) give testimony in support of Employee's inventorship or creation in any appropriate case. Employee will not assert any rights to any Work Product or business opportunity as having been made or acquired by Employee prior to the date of this Agreement except for Work Product or business opportunities, if any, disclosed to and acknowledged by Company in writing prior to the date hereof.

     4.2.2     NONASSIGNABLE SECTION 2870 INVENTIONS. In the event that
               -------------------------------------
               Employee's employment is subject to the California Labor Code, except for Employee's obligations under Section 4.2.3 below, this Agreement does not apply to Work Product which qualifies fully as a nonassignable Work Product under Section 2870 of the California Labor Code ("Section 2870"). Employee acknowledges that Employee has reviewed the Employee-Owned Invention Notification attached hereto as EXHIBIT C and agrees that Employee's signature on that Notification acknowledges his or her receipt thereof.

     4.2.3     EMPLOYEE DISCLOSURE OBLIGATION. Employee shall, during the
               ------------------------------
               employment and for six months thereafter, promptly disclose to the Company fully and in writing all Work Product made, conceived or first reduced to practice by Employee, either alone or jointly with others, including, if Section 2870 applies to Employee, any Work Product that Employee believes fully qualifies for protection under Section 2870, together with all evidence, in writing, necessary to substantiate that belief. In addition, Employee will disclose to the Company all patent applications filed by Employee or on Employee's behalf within a year after termination of the employment. The Company will maintain such information in confidence and will not use for any purpose or disclose to third parties any such information without Employee's consent except to the extent necessary to exploit and enforce any proprietary or intellectual property rights the Company may have in such disclosed information.

4.3  INSURANCE. The Company will have the right to take out life, health,
     ---------
     accident, "Key-man" or other insurance covering Employee, in the name of the Company and at the Company's expense in any amount deemed appropriate by the Company. Employee will assist the Company in obtaining such insurance, including, but not limited to, submitting to any reasonably required medical examination. The Company will be the owner and beneficiary of any and all policies for such insurance.

4.4  ASSISTANCE IN LITIGATION. Employee will render assistance, advice and
     ------------------------
     counsel to the Company at its request regarding any matter, dispute or controversy with which the Company may become involved and of which Employee has or may have reason to have knowledge, information or expertise. Such services will be without additional compensation if Employee is then employed by the Company and for reasonable compensation and subject to Employee's reasonable availability if Employee is not. In any event, the Company will pay all of Employee's reasonable out-of-pocket expenses in connection therewith.

4.5  WITHHOLDING TAXES. To the extent required by the law in effect at the time
     ------------------
     any amounts under this Agreement are paid, the Company will withhold from such payments the taxes and other amounts required to be withheld by applicable law.

4.6  MEDICAL EXAMINATION. Employee will submit to and cooperate in, from time to
     -------------------
     time, such examinations as the Company reasonably requests to determine whether Employee is or continues to be able to perform the essential functions of his/her position.


                              5. DISPUTE RESOLUTION
                                 ------------------

5.1     DISPUTE RESOLUTION. Except as necessary for the Company to specifically
        ------------------
        enforce its rights under Sections 1.4, 1.5, 4.1 and 4.2 of the Agreement or to obtain injunctive relief, the parties agree that any disputes that may arise in connection with, arising out of or relating to this Agreement, or any dispute that relates in any way, in whole or in part, to Employee's employment with the Company, the termination of that employment or any other dispute by and between the parties or their successors or assigns, will be submitted to binding arbitration in Los Angeles, California according to the Employment Dispute Resolution rules and procedures of the American Arbitration Association and California Code of Civil Procedure Section 1283.05. Each party will pay half of any costs associated with the arbitration. This arbitration obligation extends to any and all claims that may arise by and between the parties or their successors, assigns or affiliates, and expressly extends to, without limitation, claims or causes of action for wrongful termination, impairment of ability to compete in the open labor market, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and claims under the California or other State Constitutions, the United States Constitution, and applicable state and federal fair employment laws, federal equal employment opportunity laws, and federal and state labor statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Americans With Disabilities Act of 1990, the Rehabilitation Act of 1973, as amended, the Employee Retirement Income Security Act of 1974, as amended, and the Age Discrimination in Employment Act of 1967.

5.2     RIGHTS AND REMEDIES UPON BREACH. If Employee breaches, or threatens to
        -------------------------------
        commit a breach of, any of the provisions of Sections 1.4, 1.5, 4.1 and
        4.2 of the Agreement (the "Restrictive Covenants"), the Company and its subsidiaries, affiliates, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company or its subsidiaries, affiliates, successors or assigns at law or in equity:

        5.2.1  SPECIFIC PERFORMANCE. The right and remedy to have the
               --------------------
               Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company or its subsidiaries, affiliates, successors or assigns and that money damages would not provide an adequate remedy to the Company or its subsidiaries, affiliates, successors or assigns;

        5.2.2  ACCOUNTING. The right and remedy to require Employee to account
               ----------
               for and pay over to the Company or its subsidiaries, affiliates, successors or assigns, as the case may be, all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as a result of any transaction or activity constituting a breach of the Restrictive Covenants;

        5.2.3  SEVERABILITY OF COVENANTS. Employee acknowledges and agrees that
               -------------------------
               the Restrictive Covenants are reasonable and valid in geographic and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions;

        5.2.4  BLUE-PENCILING. If any court determines that any of the
               --------------
               Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable;

        5.2.5  ENFORCEABILITY IN JURISDICTIONS. Employee intends to and hereby
               -------------------------------
               confers jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of such covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Employee that such determination not bar or in any way affect the Company's or its subsidiaries', affiliates', successors' or assigns' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

5.3     PREVAILING PARTY. The prevailing party in any action relating to this
        ----------------
        Agreement will be entitled to recover, in addition to other appropriate relief, reasonable legal fees, costs and expenses incurred in such action.

5.4     SUCCESSOR. The Company will require any successor (whether direct or
        ---------
        indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.


                              6. GENERAL PROVISIONS
                                 ------------------

6.1     ASSIGNMENT. This Agreement is a personal contract, and the rights,
        ----------
        interests and obligations of Employee under this Agreement may not be sold, transferred, assigned, pledged or hypothecated by Employee, except that this Agreement may be assigned by the Company to any corporation or other business entity that succeeds to all or substantially all of the business of the Company or any division or subunit thereof through merger, consolidation, corporate reorganization or by acquisition of all or substantially all of the assets of the Company and that assumes the Company's obligations under this Agreement. The terms and conditions of this Agreement will inure to the benefit of and be binding upon any successor to the business of the Company and Employee's heirs and legal representatives.

6.2     AMENDMENTS; WAIVERS. Amendments, waivers, demands, consents and
        -------------------
        approvals under this Agreement must be in writing and designated as such. No failure or delay in exercising any right will be deemed a waiver of such right.

6.3     INTEGRATION. This Agreement is the entire agreement between the parties
        -----------
        pertaining to its subject matter, and supersedes all prior agreements and understandings of the parties in connection with such subject matter.

6.4     INTERPRETATION; GOVERNING LAW. This Agreement is to be construed as a
        -----------------------------
        whole and in accordance with its fair meaning. This Agreement is to be interpreted in accordance with the laws of the State of California.

6.5     HEADINGS. Headings of Sections and subsections are for convenience only
        --------
        and are not a part of this Agreement.

6.6     COUNTERPARTS. This Agreement may be executed in one or more
        ------------
        counterparts, all of which constitute one agreement.

6.7     SUCCESSORS AND ASSIGNS. This Agreement is binding upon and inures to the
        ----------------------
        benefit of each party and such party's respective heirs, personal representatives, successors and assigns. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies upon any other person.

6.8     EXPENSES. Each party will pay its own expenses in the negotiation and
        --------
        preparation of this Agreement.

6.9     REPRESENTATION BY COUNSEL; INTERPRETATION. Each party acknowledges that
        -----------------------------------------
        it has had the opportunity to be represented by counsel in connection with this Agreement. Any rule of law, including, but not limited to,
        Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived.

6.10    TIME IS OF THE ESSENCE. Time is of the essence in the performance of
        ----------------------
        each and every term, provision and covenant in this Agreement.

6.11    NOTICES. Any notice to be given hereunder must be in writing and
        -------
        delivered to the following addresses (or to another address as either shall designate in writing). Such notice will be effective (a) if given by telecopy or if confirmed by returned telecopy, (b) one Business Day after delivery through a generally recognized and reputable overnight courier or messenger for next day deliver, (c) if given by mail or any other means, when actually delivered to the address specified.

IF TO THE COMPANY:                    IF TO EMPLOYEE:
-----------------                     --------------
HCC Industries Inc,                   At Employee's most recent address on the
4232 Temple City                      books and records of the Company.
Boulevard
Rosemead, California  91770
Attention:  Board of Directors

WITH A COPY TO:
---------------
Windward Capital Partners, L.P.
Eleven Madison Avenue
26th Floor
New York, New York  10010
Attention:  Thomas J. Sikorski

        The parties have signed this Agreement effective as of the date on page one.

                                                   HCC INDUSTRIES INC.

                                                   By:
                                                      -------------------------
                                                   Its:
                                                       ------------------------

                                                   EMPLOYEE

                                                   -----------------------------
                                                   Richard L. Ferraid

                                    EXHIBIT A
                                    ---------

                                  DEFINED TERMS
                                  -------------

"EARNED AND UNPAID BONUSES" means with respect to any date, bonuses which have been earned by Employee as of the end of the Company's fiscal year preceding such date but not paid to Employee.

"AGREEMENT" means this Employment Agreement, as amended from time to time.

"AWARD AGREEMENT" means the Award Agreement, dated February __, 1997 between Employee and the Company pursuant to the Contingent Bonus Plan.

"BASE SALARY" means the annual amount of $200,000. Commencing on the first anniversary of this Agreement and annually thereafter each year during the Term, Base Salary payments will be adjusted to reflect the increase, if any, in the cost of living during the previous year by adding to the Base Salary for the previous twelve-month period the amount obtained by multiplying such previous Base Salary by the percentage by which the level of the Consumer Price Index for the Long Beach - Los Angeles Area, and reported as of the last day of that twelve-month period by the Bureau of Labor Statistics of the United States Department of Labor, has increased over its level as of the prior anniversary of this Agreement (or with respect to the second year, the date of this Agreement). If the information is not available on the anniversary of this Agreement, the Base Salary will be adjusted retroactively immediately after such information becomes available, and Employee will be paid promptly thereafter a lump sum equal to the amounts Employee would have received, less actual amounts received, had such adjustments been made earlier. In no event will Base Salary be reduced.

"BENEFIT PROGRAMS" means programs such as group health, dental, life and disability, profit sharing, pension and similar programs (but excluding bonus plans) made generally available to the senior executives of the Company.

"BOARD" means the Company's Board of Directors as composed at the time, not including Employee.

"BUSINESS DAY" means any day except a Saturday, Sunday or other day national banks in the State of California are authorized or required by law to close.

"CHANGE OF CONTROL" has the meaning set forth in the Contingent Bonus Plan.

"CODE" means the Internal Revenue Code of 1986, as amended from time to time.

"COMMON STOCK" means the Company's common stock, $0.10 par value.

                                  Exhibit A-1

"COMPANY" means HCC Industries Inc., a Delaware corporation, together with its subsidiaries.

"CONFIDENTIAL INFORMATION" means information not known by the trade generally or not reasonably available to a knowledgeable person in the trade, even though such information may have been disclosed to one or more third parties pursuant to consulting agreements, joint research agreements, or other agreements entered into by the Company and includes, without limitation, trade secrets, designs, plans, formulas, customer lists, lists of suppliers, and all other confidential and proprietary information.

"CONTINGENT BONUS PLAN" means the Contingent Bonus Plan, dated February 14, 1997 between the Company and the Participants, as that term is defined therein, Employee being one of the Participants.

"DATE OF TERMINATION" means:

        (a) the end of the Term, if Employee's employment has not terminated before then;

        (b) if Employee's employment is terminated by the Company for Good Cause, or by Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be;

        (c) if Employee's employment is terminated by the Company other than for Good Cause or Unavailability, the date on which the Company notifies Employee of such termination; and

        (d) if Employee's employment is terminated by reason of death or Unavailability, the date of death of Employee or the effective date, of the Unavailability, as the case may be.

"DISABILITY" means the Employee's inability to substantially render to the Company the services required under this Agreement for more than 60 days out of any consecutive 120 day period because of mental or physical illness or incapacity, as determined in good faith by the Board.

"EBITDA" means the combined earnings before interest, federal and state income taxes, and depreciation and amortization of the Company and its subsidiaries determined in good faith by the Company in accordance with generally accepted accounting principles.

"GOOD CAUSE" means a finding by the Board in good faith that Employee has

        (a) been engaged in an act or acts of dishonesty that were intended to and did result directly or indirectly in more gain or personal enrichment to Employee at the expense of the Company in excess of $5,000;

        (b) failed to substantially perform Employee's duties hereunder (other than failure resulting from Employee's Unavailability due to Disability) persisting for a



                                  Exhibit A-2
               reasonable period following the delivery to Employee of written notice specifying the details of any alleged failure to perform, which failure has resulted in demonstrable and material injury and damage to the Company;

        (c) violated or failed to comply in any material respect with the Company's published rules, regulations or policies, as in effect from time to time;

        (d)    breached this Agreement in any material respect;

        (e) been convicted of a felony offense or a misdemeanor offense involving fraud, theft or dishonesty at any time, which conviction Employee failed to disclose to the Company; or

        (f)    been incarcerated for more than 10 days.

An event specified in (b), (c) or (d) above will not constitute "GOOD CAUSE" until the Board provides Employee with written notice of such event setting forth in reasonable detail the specifics of such event and such event has not been cured to the reasonable satisfaction of the Board, if such act or event can be cured, within thirty days of such notice (except upon the subsequent occurrence of a substantially similar event, in which case such second event will constitute "Good Cause" without any notice or cure period).

"GOOD REASON" means, other than an event also constituting Good Cause, the Company's material breach of this Agreement.

"INCLUDING" or "INCLUDES," when following any general provision, sentence, clause, statement, term or matter, will be deemed to be followed by, but not limited to," and ", but is not limited to," respectively.

"STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated February 14, 1997 among the Company, Windward, Windward/Park, Windward/Merban,
Windward/Merchant, and the Management Stockholders as defined therein.

"TERM" means the period from the date hereof through the earlier of (a) April 3, 1999 or (b) the date Employee dies, becomes Unavailability, is terminated for any reason, or voluntarily terminates employment.

"TRIGGERING EVENT" means any event which causes the acceleration of Contingent Bonuses under the Company's Contingent Bonus Plan dated the date hereof.

"UNAVAILABILITY" means Employee being unable to fully perform Employee's duties by reason of illness, Disability or other incapacity, or by reason of any statute, law, ordinance, regulation, order, judgment or decree, except for an instance that would constitute Good Cause.



                                  Exhibit A-3

                                    EXHIBIT B
                                    ---------
                       BONUSES--BASE CASE & DOWNSIDE CASE
                       ----------------------------------

Base Case--Employee Entitled to Additional Bonus Equal to 35% of Base Salary
-----------------------------------------------------------------------------
        f/y/e 1998           $21,772,000

        f/y/e 1999           $28,469,000


Downside Case--Employee Entitled to Additional Bonus Equal to 25% of Base Salary
--------------------------------------------------------------------------------
        f/y/e  1998          $17,873,000

        f/y/e  1999          $22,360,000


                                  Exhibit B-1

                                    EXHIBIT C
                                    ---------

                      EMPLOYEE-OWNED INVENTION NOTIFICATION
                      -------------------------------------

               This Employee-Owned Invention Notification ("Notification") is to inform Employee in accordance with Section 2872 of the California Labor Code that the Agreement between Employee and the Company does not require Employee to assign or offer to assign to the Company any invention that Employee developed or develops entirely on his or her own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

               1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

               2. Result from any work performed by Employee for the Company.

               To the extent a provision in the Agreement purports to require Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of the State of California and is unenforceable.

               This Notification does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

               Employee acknowledges receipt of a copy of this Notification:

                                                   By:
                                                      -------------------------
                                                      (Printed Name of Employee)


                                                   Date:
                                                        ------------------------

Witnessed By:


--------------------------------
(Printed Name of Representative)

Dated:
      ---------------------



                                  EXHIBIT C-1